Exhibit 4.1

SURREY BANCORP

1997 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

The purposes of the 1997 Non-Employee Directors’ Stock Option Plan (the “Plan”) are to promote the long-term success of Surrey Bancorp (the “Company”) by creating a long-term mutuality of interests between the Directors and stockholders of the Company, to provide an additional inducement for such Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

SECTION 1. Administration

The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and consisting of not less than two (2) members of the Board. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

SECTION 2. Shares Available Under the Plan

The aggregate number of shares which may be issued and as to which grants of stock options may be made under the Plan is Fifty Thousand (50,000) authorized but unissued shares of the capital stock, par value $5.00 per share (herein the “eligible shares”), of the Company which represents no more than ten percent (10%) of the Company’s outstanding shares of common stock (the “Capital Stock”), subject to adjustment and substitution as set forth in Section 5. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan.

SECTION 3. Grant of Stock Options

(A) Each initial non-employee director of the Company (herein the “Initial Directors”) shall be granted a “nonstatutory stock option” (i.e, a stock option which does not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the “Code”)) to purchase Nine Thousand (9,000) shares of Capital Stock, subject to adjustment and substitution as provided in Section 5 herein, on the Effective Date (as herein defined).

(B) Nonstatutory stock options may also be granted with respect to those eligible shares as to which stock options have not been granted to the Initial Directors pursuant to (A) above. Such additional nonstatutory stock options may be granted to the Initial Directors and/or any additional non-employee directors of the Company or any of its subsidiaries as may be determined in the discretion of the Committee, subject to adjustment and substitution as set forth in Section 5. The selection of such non-employee directors to whom nonstatutory stock options are to be granted, the timing of such grants, the number of shares subject to any such stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as determined by the Committee, in its discretion.

(C) Notwithstanding the foregoing, no director shall be granted stock options to purchase more than 40% of the shares of Capital Stock set aside for the Plan pursuant to Section 2 hereof.

SECTION 4. Terms and Condition of Stock Options

Stock options granted under the Plan shall be subject to the following terms and conditions:

(A) The purchase price at which each stock option may be exercised (the “option price”) shall be one hundred percent (100%) of the Fair Market Value (as defined in Section 4(I) hereof) per share of the Capital Stock covered by the stock option on the date of grant.

(B) No less than one hundred (100) shares of stock may be purchased at any one time pursuant to the exercise of stock options under the plan; provided however, in the event the number of shares as to which an option is exercisable by an optionee pursuant to this plan is less than one hundred (100) shares, such optionee may purchase the total number of shares as to which his or her option is then exercisable.

(C) An option may be exercised by giving written notice of at least ten (10) days to the Committee at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of cash.

The exercise of the stock option shall not be deemed to occur and no shares of Capital Stock will be issued by the Company upon exercise of the stock option until the Company has received payment of the option price in full. Payment for shares subject to an option may be made either in cash or, with the approval of the Committee, in other stock of the Company owned by the person to whom such option was granted or such other person as may be entitled to exercise such option. Any shares of the Company’s stock that are delivered in payment of the aggregate option price shall be valued at their fair market value, as determined by the Committee on the date of the exercise of such option. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(D) An option granted hereunder is not exercisable in any part until six (6) months after the date of grant except as provided in Section 4(G)(iii). Upon the expiration of six (6) months after the date of grant and subject to the provisions for termination or acceleration herein, an option shall become exercisable in whole or in part.

(E) Subject to Section 4(D) and (G), each stock option shall be exercisable for ten (10) years from the date of grant and not thereafter.

(F) No stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

(G) If a grantee ceases to be a Director of the Company for any reason, any outstanding stock options held by the grantee shall be exercisable according to the following provisions:

(i) If a grantee ceases to be a Director of the Company for any reason other than resignation, removal for cause, or death, any outstanding stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within three (3) years after the date the grantee ceases to be a Director, whichever is the shorter period;

(ii) If during his term of office as a Director a grantee resigns from the Board or is removed from office for cause, any outstanding stock option held by the grantee which is not exercisable by the grantee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option held by the grantee which is exercisable by the grantee immediately prior to resignation or removal shall be exercisable by the grantee at any time prior to the expiration date of such stock option or within three (3) months after the date of resignation or removal of the grantee, whichever is the shorter period; provided, however, following the death of a grantee after ceasing to be a Director and during a period when a stock option is exercisable under this clause (ii), the stock option shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative at any time prior to the expiration date of the stock option or within one (1) year after the date of death, whichever is the shorter period;

(iii) Following the death of a grantee during service as a Director of the Company, any outstanding stock option held by the grantee at the time of death (whether or not exercisable by the grantee immediately prior to death) shall immediately become 100% fully exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within three (3) years after the date of death of the grantee, whichever is the shorter period; provided, however, following the death of a grantee after ceasing to be a Director and during a period when a stock option is exercisable under clause (i), the stock option shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative to the extent exercisable pursuant to Section 4(D) at any time during the shorter of the following two periods: (1) until the expiration date of the stock or (2) until three (3) years after the grantee ceased being a Director or one (1) year after the date of the grantee, whichever is longer.

(H) All stock option shall be evidenced by a Stock Option Agreement, or an amendment thereto, as appropriate, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee (herein “Agreement”). Such Agreement shall set forth the date of grant of the option, the option price, the option period, and the time or times when and the conditions upon the happening of which the option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject; restrictions, if any, on the repurchase of the shares by the Company; and such other terms and conditions as the Committee shall determine which are consistent with the provisions of the Plan and applicable law and regulations.

(I) The Fair Market Value of the shares shall be determined in good faith by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations; provided, that if the shares are listed for trading on the New York Stock Exchange or the American Stock Exchange or included in the NASDAQ National Market System, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange or as reported in the NASDAQ National Market System (as applicable) on the date immediately preceding the date the option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the option is granted for which closing price information is available; and, provided further, if the shares are quoted on the NASDAQ System but are not included in the NASDAQ National Market System, the fair market value shall be the mean between the high bid and low asked quotations in the NASDAQ System on the date immediately preceding the date the option is granted for which such information is available.

SECTION 5. Adjustment and Substitution of Shares

(A) If a dividend or other distribution shall be declared upon the Capital Stock payable in shares of the Capital Stock, the number of shares of the Capital Stock set forth in Section 3, the number of shares of the Capital Stock then subject to any outstanding stock options and the number of shares of the Capital Stock which may be issued under the Plan but are not then subject to outstanding stock options on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution shall be adjusted by adding thereto the number of shares of the Capital Stock which would have been distributable thereon if such shares had been outstanding on such date.

(B) If the outstanding shares of the Capital Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger of consolidation, then there shall be substituted for each share of the Capital Stock set forth in Section 2, for each share of the Capital Stock subject to any then outstanding stock option, and for each share of the Capital Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Capital Stock shall be so changed or for which each such share shall be exchangeable.

(C) In case of any adjustment or substitution as provided in paragraphs (A) and (B) of this Section 5, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

(D) If the outstanding shares of the Capital Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Capital Stock, the Committee shall make any adjustments to any then outstanding option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction.

(E) No adjustment or substitution provided for in this Section 5 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

(F) Except as provided in this Section 5, a grantee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 6. Effect of the Plan on the Rights of Company and Stockholders

Nothing in the Plan, in any stock option granted under the Plan, or in any Agreement (as herein defined) shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board of Directors to elect and remove Directors.

SECTION 7. Withholding Taxes

To the extent required by applicable law and in the event the Company issues or transfers shares of stock pursuant to the Plan, the Company shall have the right to withhold (either in cash or in shares of common stock, as applicable) an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to delivery by the Company of any certificate or certificates for such shares. For withholding tax purposes, the shares of stock shall be valued on the date the Company’s withholding obligation is incurred.

SECTION 8. Amendment and Termination

(A) The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided always that no such termination shall terminate any outstanding stock options granted under the Plan, and provided further that no amendment of the Plan shall (i) be made without stockholder approval if stockholder approval of the amendment is at the time required (a) for stock options under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3, or any successor Rule, or by the rules of any stock exchange on which the Capital Stock may then be listed, or (b) pursuant to applicable North Carolina Companying laws or regulations, or (ii) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor Rule. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option therefore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

(B) Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the Agreement referred to in Section 4(H) within such reasonable time as the Committee shall specify in such request.

SECTION 9. Term of Plan

The Plan shall expire on the 10th anniversary of its Effective Date (as herein defined). No stock option may be granted under the Plan thereafter but stock options granted prior thereto shall continue to be exercisable and may be exercised according to their terms.

SECTION 10. Effective Date of Plan

The Plan is subject to approval by the stockholders of the Company, the North Carolina Companying Commission, and the Federal Deposit Insurance Corporation, to the extent required by applicable law. The Plan shall be effective the first day of the month following receipt of all necessary approvals (herein “Effective Date”), which shall be reflected on Schedule I attached hereto.

SECTION 11. Governing Law

Except as otherwise provided herein, the Plan shall be construed and enforced in accordance with the laws of the State of North Carolina.